EXHIBIT 16.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303) 306-1967
Fax (303) 306-1944

July 8, 2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re:	Viper Resources, Inc.

On July 6, 2011 my appointment as auditor for Viper Resources, Inc. ceased. I have read Viper Resources, Inc.’s statements included under Item 4.01 of its Form 8-K dated July 6, 2011 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant